Exhibit 99.1

News Release
TransUnion Announces Strong Fourth Quarter 2021 Results and Continues to Strengthen its Portfolio by Adding Capabilities in High-Growth Markets
•Delivered another strong quarter driven by successful execution of our diversified growth initiatives in attractive, resilient markets.
•Enhancing TransUnion’s portfolio with new capabilities in high-growth credit, fraud, marketing and identity protection markets, supporting our ability to deliver long-term attractive growth.
•Building on the completed acquisitions of Neustar and Sontiq as well as the divestiture of our Healthcare business, announced our intent to acquire Verisk Financial Services, including Argus, a provider of consumer spending behavior data and analytics; the transaction is expected to close in the second quarter.
•Extinguished $640 million of debt related to our acquisition of Sontiq during the fourth quarter and prepaid $400 million of debt in the first quarter of 2022.
•Providing 2022 financial guidance, we expect to deliver 11% - 12% organic revenue growth excluding U.S. mortgage impact in the first quarter and 9% - 11% for the full year.
CHICAGO, February 22, 2022 - TransUnion (NYSE: TRU) (the “Company”) today announced financial results for the quarter and year ended December 31, 2021.
Our fourth quarter and full year 2021 results include Neustar within the Emerging Verticals of our U.S. Markets segment, and Sontiq within our Consumer Interactive segment, each since the date of acquisition. Our Healthcare business is now reflected as discontinued operations, net of tax, for all periods presented. For additional details, refer to “Recently Completed Transactions” and “2021 Quarterly and Full Year Financial Information Excluding the Impact of Discontinued Operations” below.
Fourth Quarter 2021 Results
Revenue:
•Total revenue for the quarter, was $790 million, an increase of 21 percent (21 percent on a constant currency basis, 12 percent on an organic constant currency basis) compared with the fourth quarter of 2020.
Earnings:
•Net income attributable to TransUnion was $1,017 million for the quarter, compared with $102 million for the fourth quarter of 2020. Diluted earnings per share was $5.27, compared with $0.53 in the fourth quarter of 2020. Our fourth quarter 2021 net income attributable to TransUnion and diluted earnings per share were impacted by a $982 million gain on the disposal of our Healthcare business.
•Adjusted Net Income was $157 million for the quarter, compared with $139 million for the fourth quarter of 2020. Adjusted Diluted Earnings per Share for the quarter was $0.81, compared with $0.72 in the fourth quarter of 2020.
•Adjusted EBITDA was $282 million for the quarter, an increase of 14 percent (14 percent on a constant currency basis, 11 percent on an organic constant currency basis) compared with the fourth quarter of 2020. Adjusted EBITDA margin was 35.8 percent, compared with 37.9 percent in the fourth quarter of 2020.
“TransUnion delivered another strong quarter and full year as our strategy continues to deliver broad, innovation-led growth against a healthy market backdrop,” said Chris Cartwright, President and CEO. “Today, we are pleased to announce our intent to acquire Verisk Financial Services, including Argus, a provider of proprietary portfolio performance insights sourced from a consortium of financial institutions. Combined with the acquisitions of Neustar and Sontiq, we continue to strengthen our portfolio by adding to our capabilities in high-growth markets like credit risk, fraud mitigation, marketing and identity protection.”

“As part of this portfolio transformation, we also completed the sale of our Healthcare business in December 2021, and a portion of the proceeds were used to extinguish the debt associated with the purchase of Sontiq in December, as well as to prepay $400 million of debt in January 2022.”
“We expect another good year in 2022, as market conditions remain favorable and we benefit from our significant investments in Global Solutions, Operations and Technology as well as the transformative impact of our recent acquisitions.”

Fourth Quarter 2021 Segment Results
U.S. Markets:
U.S. Markets revenue was $481 million, an increase of 25 percent (11 percent on an organic basis) compared with the fourth quarter of 2020.
•Financial Services revenue was $268 million, an increase of 12 percent compared with the fourth quarter of 2020.
•Emerging Verticals revenue, which includes Neustar, Insurance and all other verticals, was $213 million, an increase of 44 percent (10 percent on an organic basis) compared with the fourth quarter of 2020.
Adjusted EBITDA was $166 million, an increase of 18 percent (12 percent on an organic basis) compared with the fourth quarter of 2020.

International:
International revenue was $185 million, an increase of 15 percent (15 percent on a constant currency basis) compared with the fourth quarter of 2020.
•Canada revenue was $32 million, an increase of 8 percent (5 percent on a constant currency basis) compared with the fourth quarter of 2020.
•Latin America revenue was $26 million, an increase of 13 percent (17 percent on a constant currency basis) compared with the fourth quarter of 2020.
•United Kingdom revenue was $58 million, an increase of 14 percent (12 percent on a constant currency basis) compared with the fourth quarter of 2020.
•Africa revenue was $15 million, an increase of 15 percent (13 percent on a constant currency basis) compared with the fourth quarter of 2020.
•India revenue was $37 million, an increase of 33 percent (35 percent on a constant currency basis) compared with the fourth quarter of 2020.
•Asia Pacific revenue was $16 million, an increase of 5 percent (6 percent on a constant currency basis) compared with the fourth quarter of 2020.
Adjusted EBITDA was $79 million, an increase of 21 percent (20 percent on a constant currency basis) compared with the fourth quarter of 2020.

Consumer Interactive:
Consumer Interactive revenue, which includes Sontiq, was $144 million, an increase of 14 percent (8 percent on an organic basis) compared with the fourth quarter of 2020.
Adjusted EBITDA was $70 million, an increase of 14 percent (13 percent on an organic basis) compared with the fourth quarter of 2020.

Full Year 2021 Results
Revenue:
•Total revenue for the year was $2,960 million, an increase of 17 percent (16 percent on a constant currency basis, 13 percent on an organic constant currency basis) compared with 2020.
Earnings:
•Net income attributable to TransUnion was $1,387 million for the year, compared with $343 million in 2020. Diluted earnings per share was $7.19, compared with $1.79 in 2020. Our full year 2021 net income attributable to TransUnion and diluted earnings per share were impacted by a $982 million gain on the disposal of our Healthcare business.
•Adjusted Net Income was $665 million for the year, compared with $514 million in 2020. Adjusted Diluted Earnings per Share was $3.44, compared with $2.67 in 2020.
•Adjusted EBITDA was $1,157 million for the year, an increase of 21 percent (20 percent on a constant currency basis, 20 percent on an organic constant currency basis) compared with 2020. Adjusted EBITDA margin was 39.1 percent, compared with 37.7 percent in 2020.

Liquidity and Capital Resources
Cash and cash equivalents were $1,842 million at December 31, 2021 and $493 million at December 31, 2020. On December 17, 2021, we completed the divestiture of our Healthcare business and received proceeds totaling $1,706 million, as discussed further in “Recently Announced Transactions” below. A portion of the proceeds from the sale were used to extinguish the debt associated with the purchase of Sontiq during the fourth quarter of 2021, and in January 2022, we prepaid an additional $400 million of debt. In addition, we had $300 million of undrawn capacity on our Senior Secured Revolving Credit Facility at December 31, 2021.
For the twelve months ended December 31, 2021, cash provided by continuing operations was $759 million compared with $716 million in 2020. The increase in cash provided by operations was due primarily to an increase in operating performance and a decrease in interest expense, partially offset by an increase in working capital. Cash used in investing activities was $2,221 million compared with $251 million in 2020. The increase in cash used in investing activities was due primarily to the acquisitions of Neustar and Sontiq, investments in nonconsolidated affiliates, and an increase in capital expenditures, partially offset by the proceeds from the sale of our Healthcare business. Capital expenditures were $224 million compared with $206 million in 2020. Cash provided by financing activities was $2,762 million compared with a use of cash of $297 million in 2020. The increase in cash provided by financing activities was due primarily to debt proceeds received, which were used to fund the Neustar and Sontiq acquisitions, partially offset by the extinguishment of the debt associated with the purchase of Sontiq from a portion of the proceeds received from the sale of our Healthcare business and increased debt financing fees.

Recently Announced Transaction
Verisk Financial Services Acquisition
On February 22, 2022, we announced our agreement to acquire Verisk Financial Services, including Argus Information and Advisory Services, Inc., for $515 million in cash, subject to certain customary purchase price adjustments. We intend to fund the acquisition through cash on hand. We expect the acquisition to close in the second quarter of 2022, subject to the satisfaction of customary closing conditions and regulatory approvals. For additional information on this acquisition, refer to our Press Release dated February 22, 2022, which is available on our Investor Relations website at https://newsroom.transunion.com/.

Recently Completed Transactions
Neustar Acquisition
On December 1, 2021, the Company completed its previously announced acquisition of Neustar. At the closing of the acquisition, the Company paid total consideration of $3.1 billion in cash, subject to certain customary purchase price adjustments. The results of operations of Neustar are included in the Emerging Verticals of our U.S. Markets segment and in our consolidated statements of income since the date of the acquisition. For additional information on our acquisition of Neustar, refer to our Press Release dated December 1, 2021, which is available on our website at https://newsroom.transunion.com/.
Sontiq Acquisition
On December 1, 2021, the Company completed its previously announced acquisition of Sontiq. At the closing of the acquisition, the Company paid total consideration of $638 million in cash, subject to certain customary purchase price adjustments. The results of operations of Sontiq are included in the Consumer Interactive segment and our consolidated statements of income since the date of the acquisition. For additional information on our acquisition of Sontiq, refer to our Press Release dated December 1, 2021 which is available on our website at https://newsroom.transunion.com/.
Healthcare Business Sale
On December 17, 2021, the Company completed its previously announced divestiture of its Healthcare business, for a total of $1.7 billion, subject to certain customary purchase price adjustments. The results of the Healthcare business are reflected as discontinued operations, net of tax, in our consolidated financial statements and historical periods have been recast to conform to current period presentation. The after-tax net proceeds were approximately $1.4 billion, pending the final net working capital adjustment. Discontinued operations, net of tax, for the fourth quarter and full year 2021 includes a gain on disposal of the Healthcare business of $982 million, net of tax. For additional information about the divestiture of our Healthcare business, refer to our Press Release dated December 17, 2021, which is available on our website at https://newsroom.transunion.com/.

2021 Quarterly and Full Year Financial Information Excluding the Impact of Discontinued Operations
The table below reflects our results of operations, excluding the results of the divested Healthcare business:

	Three Months Ended				Twelve Months Ended
(in millions, except per share data)	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021

Revenue, as reported	$698.9	$728.2	$743.4	$789.8	$2,960.2

Income from continuing operations attributable to TransUnion	$114.6	$116.8	$92.7	$31.3	$355.5
Net Income Margin(2)	16.4%	16.0%	12.5%	4.0%	12.0%

Adjusted EBITDA(1)	$277.5	$295.3	$301.7	$282.4	$1,156.9
Adjusted EBITDA Margin(1)	39.7%	40.6%	40.6%	35.8%	39.1%

Diluted earnings per share from income from continuing operations attributable to TransUnion	$0.60	$0.61	$0.48	$0.16	$1.84
Adjusted Diluted EPS[1]	$0.83	$0.88	$0.91	$0.81	$3.44
(1)For a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measures, refer to Schedule 6 of this Earnings Release.
(2)Net Income Margin is calculated as income from continuing operations attributable to TransUnion divided by total consolidated revenue.

First Quarter and Full Year 2022 Outlook
Our guidance is based on a number of assumptions that are subject to change, many of which are outside of the control of the Company, including general macroeconomic conditions and the potential impact of the global COVID-19 pandemic. There are numerous evolving factors that we may not be able to accurately predict. There can be no assurance that the Company will achieve the results expressed by this guidance.

	Three Months Ended March 31, 2022		Twelve Months Ended December 31, 2022
(in millions, except per share data)	Low	High	Low	High

Revenue, as reported	$906	$914	$3,752	$3,810
Revenue growth[1]:
As reported	30%	31%	27%	29%
Constant currency[1,3]	30%	31%	27%	29%
Organic constant currency[1,4]	6%	7%	5.5%	7.5%

Income from continuing operations attributable to TransUnion	$82	$87	$345	$376
Income from continuing operations attributable to TransUnion growth	(36)%	(32)%	(75)%	(73)%

Diluted Earnings per Share	$0.42	$0.45	$1.78	$1.94
Diluted Earnings per Share growth	(37)%	(33)%	(75)%	(73)%

Adjusted EBITDA, as reported[5]	$330	$337	$1,386	$1,424
Adjusted EBITDA growth, as reported[2]	19%	21%	20%	23%

Adjusted Diluted Earnings per Share[5]	$0.91	$0.94	$3.84	$4.00
Adjusted Diluted Earnings per Share growth	10%	13%	12%	16%

(1)Additional revenue growth assumptions:
a.The impact of changing foreign currency exchange rates is expected to have an immaterial impact for Q1 2022 and approximately 0.5 point headwind for FY 2022.
b.The impact of the recent Neustar and Sontiq acquisitions are expected to have approximately 24.0 points of benefit for Q1 2022 and approximately 22.0 points of benefit for FY 2022. The impact of the proposed acquisition of Verisk Financial Services is not included in the guidance above.
c.The impact of mortgage is expected to be approximately 5.0 points of headwind for Q1 2022 and 3.5 points of headwind for FY 2022. These impacts are calculated by removing the U.S. mortgage revenue from both the current year and prior year periods.
(2)Additional Adjusted EBITDA assumptions:
a.The impact of changing foreign currency exchange rates is expected to have an immaterial impact for Q1 2022 and FY 2022.
(3)Constant currency growth rates assume foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.
(4)Organic constant currency growth rates are constant currency growth excluding inorganic growth. Inorganic growth represents growth attributable to the first twelve months of activity for recent business acquisitions.
(5)For a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measures, refer to Schedule 7 of this Earnings Release.

Earnings Webcast Details
In conjunction with this release, TransUnion will host a conference call and webcast today at 8:30 a.m. Central Time to discuss the business results for the quarter and certain forward-looking information. This session and the accompanying presentation materials may be accessed at www.transunion.com/tru. A replay of the call will also be available at this website following the conclusion of the call.

About TransUnion
TransUnion is a global information and insights company that makes trust possible in the modern economy. We do this by providing a comprehensive picture of each person so they can be reliably and safely represented in the marketplace. As a result, businesses and consumers can transact with confidence and achieve great things. We call this Information for Good.
A leading presence in more than 30 countries across five continents, TransUnion provides solutions that help create economic opportunity, great experiences and personal empowerment for hundreds of millions of people.
http://www.transunion.com/business

Availability of Information on TransUnion’s Website
Investors and others should note that TransUnion routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the TransUnion Investor Relations website. While not all of the information that the Company posts to the TransUnion Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in TransUnion to review the information that it shares on www.transunion.com/tru.

Non-GAAP Financial Measures
This earnings release presents constant currency growth rates assuming foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates. This earnings release also presents organic constant currency growth rates, which assumes consistent foreign currency exchange rates between years and also eliminates the impact of our recent acquisitions. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates and the impacts of recent acquisitions.
This earnings release also presents Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Effective Tax Rate, Adjusted Net Income (Loss) and Adjusted Diluted Earnings per Share for all periods presented. These are important financial measures for the Company but are not financial measures as defined by GAAP. We present Adjusted EBITDA and Adjusted Net Income as supplemental measures of our operating performance because these measures eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. Adjusted EBITDA is also a measure frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours. Our board of directors and executive management team use Adjusted EBITDA as compensation measures. Under the credit agreement governing our Senior Secured Credit Facility, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to a ratio based on Adjusted EBITDA. These financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of GAAP. Other companies in our industry may define or calculate these measures differently than we do, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP, including operating income, operating margin, effective tax rate, net income (loss) attributable to the Company, earnings per share or cash provided by operating activities. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the attached Schedules.
We define Adjusted EBITDA as net income (loss) attributable to TransUnion less income from discontinued operations, net of tax, plus net interest expense, plus (less) provision (benefit) for income taxes, plus depreciation and amortization, plus stock-based compensation, plus mergers, acquisitions, divestitures and business optimization-related expenses, plus certain accelerated technology investment expenses to migrate to the cloud, plus (less) certain other expenses (income). We define Adjusted Net Income as net income (loss) attributable to

TransUnion, less income from discontinued operations, net of tax, plus stock-based compensation, plus mergers, acquisitions, divestitures and business optimization-related expenses, plus certain accelerated technology investment expenses, plus (less) certain other expenses (income), plus amortization of certain intangible assets, plus or minus the related changes in provision for income taxes. We define Adjusted Diluted Earnings per Share as Adjusted Net Income divided by the weighted-average diluted shares outstanding. The above definitions apply to our calculations for the periods shown on Schedules 1 through 7.

Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this earnings release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including our guidance and descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “guidance,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” or the negative of these words and other similar expressions. Factors that could cause actual results to differ materially from those described in the forward-looking statements include: the effects of the COVID-19 pandemic; the duration of the COVID-19 pandemic and the timing of the recovery from the COVID-19 pandemic; the prevalence and severity of variants of the COVID-19 virus; macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; our ability to provide competitive services and prices; our ability to retain or renew existing agreements with large or long-term customers; our ability to maintain the security and integrity of our data; our ability to deliver services timely without interruption; our ability to maintain our access to data sources; government regulation and changes in the regulatory environment; litigation or regulatory proceedings; regulatory oversight of “critical activities”; our ability to effectively manage our costs; economic and political stability in the United States and international markets where we operate; our ability to effectively develop and maintain strategic alliances and joint ventures; our ability to timely develop new services and the market’s willingness to adopt our new services; our ability to manage and expand our operations and keep up with rapidly changing technologies; the possibility that the expected benefits of the Healthcare divestiture will not be realized, or will not be realized within the expected time period; the impact of the Healthcare divestiture on TransUnion’s businesses; risks related to the distraction of management from ongoing business operations and other opportunities due to recent acquisitions and divestitures; our ability to acquire businesses, successfully secure financing for our acquisitions and timely consummate such acquisitions; the possibility that we will not successfully integrate the operations of our acquisitions, control the costs of integrating our acquisitions or realize the intended benefits of such acquisitions, including our recent Neustar acquisition; our ability to protect and enforce our intellectual property, trade secrets and other forms of unpatented intellectual property; our ability to defend our intellectual property from infringement claims by third parties; the ability of our outside service providers and key vendors to fulfill their obligations to us; further consolidation in our end-customer markets; the increased availability of free or inexpensive consumer information; losses against which we do not insure; our ability to make timely payments of principal and interest on our indebtedness; our ability to satisfy covenants in the agreements governing our indebtedness; our ability to maintain our liquidity; share repurchase plans; our reliance on key management personnel; and other one-time events and other factors that can be found in our Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission and are available on TransUnion’s website (www.transunion.com/tru) and on the Securities and Exchange Commission’s website (www.sec.gov). Many of these factors are beyond our control. The forward-looking statements contained in this earnings release speak only as of the date of this earnings release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this earnings release.
In addition to factors previously disclosed in TransUnion’s reports filed with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the effects of pending and future legislation; macroeconomic factors beyond TransUnion’s control; risks related to TransUnion’s indebtedness; and legislative and regulatory actions and reforms.

For More Information
E-mail:    Investor.Relations@transunion.com
Telephone:    312.985.2860

                                                Exhibit 99.1
TRANSUNION AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
(in millions, except per share data)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,842.4	$492.7
Trade accounts receivable, net of allowance of $10.7 and $17.1	558.0	392.8
Other current assets	231.6	156.1
Current assets of discontinued operations	—	428.1
Total current assets	$2,632.0	$1,469.7
Property, plant and equipment, net of accumulated depreciation and amortization of $625.4 and $532.3	247.7	219.7
Goodwill	5,525.7	3,226.6
Other intangibles, net of accumulated amortization of $1,908.9 and $1,659.1	3,770.6	2,173.1
Other assets	459.0	222.5
Total assets	$12,635.0	$7,311.6
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$270.2	$188.4
Short-term debt and current portion of long-term debt	114.6	55.5
Other current liabilities	972.2	405.2
Current liabilities of discontinued operations	—	20.7
Total current liabilities	$1,357.0	$669.8
Long-term debt	6,251.3	3,398.7
Deferred taxes	787.6	396.8
Other liabilities	232.9	210.2
Total liabilities	$8,628.8	$4,675.5
Stockholders’ equity:
Common stock, $0.01 par value; 1.0 billion shares authorized at December 31, 2021 and December 31, 2020; 197.4 million and 195.7 million shares issued as of December 31, 2021 and December 31, 2020, respectively; and 191.8 million and 190.5 million shares outstanding as of December 31, 2021 and December 31, 2020, respectively	2.0	2.0
Additional paid-in capital	2,188.9	2,088.1
Treasury stock at cost; 5.6 million and 5.2 million shares at December 31, 2021 and December 31, 2020, respectively	(252.0)	(215.2)
Retained earnings	2,254.6	937.4
Accumulated other comprehensive loss	(285.4)	(272.1)
Total TransUnion stockholders’ equity	$3,908.1	$2,540.2
Noncontrolling interests	98.1	95.9
Total stockholders’ equity	$4,006.2	$2,636.1
Total liabilities and stockholders’ equity	$12,635.0	$7,311.6

                                                Exhibit 99.1
TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue	$789.8	$653.3	$2,960.2	$2,530.6
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	287.0	236.4	991.6	853.9
Selling, general and administrative	285.4	198.4	943.9	829.7
Depreciation and amortization	103.4	89.8	377.0	346.8
Total operating expenses	675.8	524.6	2,312.5	2,030.4
Operating income	114.0	128.8	647.7	500.3
Non-operating income and (expense)
Interest expense	(35.5)	(27.4)	(112.6)	(126.2)
Interest income	1.0	1.4	3.4	5.6
Earnings from equity method investments	3.4	2.2	12.0	8.9
Other income and (expense), net	(32.3)	6.6	(49.2)	0.9
Total non-operating income and (expense)	(63.3)	(17.3)	(146.3)	(110.8)
Income from continuing operations before income taxes	50.7	111.5	501.4	389.5
Provision for income taxes	(16.3)	(19.0)	(130.9)	(83.7)
Income from continuing operations	34.4	92.5	370.5	305.7
Discontinued operations, net of tax	986.1	12.1	1,031.7	49.8
Net income	1,020.5	104.5	1,402.2	355.6
Less: net income attributable to noncontrolling interests	(3.1)	(2.8)	(15.0)	(12.4)
Net income attributable to TransUnion	$1,017.4	$101.7	$1,387.1	$343.2

Income from continuing operations	$34.4	$92.5	$370.5	$305.7
Less: income from continuing operations attributable to noncontrolling interests	(3.1)	(2.8)	(15.0)	(12.4)
Income from continuing operations attributable to TransUnion	31.3	89.6	355.5	293.4
Discontinued operations, net of tax	986.1	12.1	1,031.7	49.8
Net income attributable to TransUnion	$1,017.4	$101.7	$1,387.1	$343.2

Basic earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.16	$0.47	$1.86	$1.54
Discontinued operations, net of tax	5.15	0.06	5.39	0.26
Net Income attributable to TransUnion	$5.31	$0.53	$7.25	$1.81
Diluted earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.16	$0.47	$1.84	$1.53
Discontinued operations, net of tax	5.10	0.06	5.35	0.26
Net Income attributable to TransUnion	$5.27	$0.53	$7.19	$1.79
Weighted-average shares outstanding:
Basic	191.7	190.3	191.4	189.9
Diluted	193.2	192.5	193.0	192.2

As a result of displaying amounts in millions, rounding differences may exist in the table above.

                                                Exhibit 99.1
TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Twelve Months Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$1,402.2	$355.6
Less: Discontinued operations, net of tax	1,031.7	49.8
Income from continuing operations	370.5	305.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	377.0	346.8
Loss on repayment of loans	17.9	0.4
Net gain on investments in affiliated companies and other investments	(11.9)	(7.5)
Deferred taxes	(17.2)	(36.1)
Stock-based compensation	69.2	44.3
Provision for losses on trade accounts receivable	(2.6)	9.8
Other	1.4	5.8
Changes in assets and liabilities:
Trade accounts receivable	(36.2)	(15.6)
Other current and long-term assets	(20.9)	(3.5)
Trade accounts payable	45.7	18.1
Other current and long-term liabilities	(33.5)	48.1
Cash provided by operating activities of continuing operations	$759.4	$716.3
Cash provided by operating activities of discontinued operations	48.9	71.3
Cash provided by operating activities	$808.3	$787.6
Cash flows from investing activities:
Capital expenditures	(224.2)	(205.6)
Proceeds from sale/maturity of other investments	36.3	90.6
Purchases of other investments	(66.9)	(73.5)
Investments in consolidated affiliates, net of cash acquired	(3,596.1)	(57.9)
Investments in nonconsolidated affiliates and purchase of convertible notes	(75.4)	(8.6)
Proceeds from disposal of discontinued operations	1,706.8	1.6
Other	(1.1)	2.4
Cash used in investing activities of continuing operations	$(2,220.6)	$(251.0)
Cash provided by (used in) investing activities of discontinued operations	7.7	(16.2)
Cash used in investing activities	$(2,212.9)	$(267.2)
Cash flows from financing activities:
Proceeds from Term Loans	3,740.0	—
Repayments of Term Loans	(640.0)	—
Repayments of debt	(140.8)	(208.8)
Debt financing fees	(68.8)	—
Proceeds from issuance of common stock and exercise of stock options	21.9	22.9
Dividends to shareholders	(69.8)	(57.6)
Distributions to noncontrolling interests	(11.0)	(10.9)
Employee taxes paid on restricted stock units recorded as treasury stock	(36.8)	(36.1)
Payment of contingent consideration	(32.4)	(6.4)
Cash provided by (used in) financing activities of continuing operations	$2,762.3	$(296.9)
Cash used in financing activities of discontinued operations	—	—
Cash provided by (used in) financing activities	$2,762.3	$(296.9)
Effect of exchange rate changes on cash and cash equivalents	(8.0)	(4.4)
Net change in cash and cash equivalents	$1,349.7	$219.1
Cash and cash equivalents, beginning of period	492.7	273.6
Cash and cash equivalents, end of period	$1,842.4	$492.7
As a result of displaying amounts in millions, rounding differences may exist in the table above.

                                                Exhibit 99.1
SCHEDULE 1
TRANSUNION AND SUBSIDIARIES
Revenue and Adjusted EBITDA growth rates as Reported, CC, Inorganic, Organic and Organic CC
(Unaudited)

	For the Three Months Ended December 31, 2021 compared with the Three Months Ended December 31, 2020					For the Twelve Months Ended December 31, 2021 compared with the Twelve Months Ended December 31, 2020
	Reported	CC Growth(1)	Inorganic(2)	Organic Growth(3)	Organic CC Growth(4)	Reported	CC Growth(1)	Inorganic(2)	Organic Growth(3)	Organic CC Growth(4)

Revenue:
Consolidated	20.9%	20.8%	8.9%	11.9%	11.8%	17.0%	15.9%	3.0%	14.0%	12.9%
U.S. Markets	24.6%	24.6%	13.2%	11.4%	11.4%	18.6%	18.5%	4.6%	14.0%	14.0%
Financial Services	12.4%	12.4%	—%	12.4%	12.4%	14.8%	14.8%	—%	14.8%	14.8%
Emerging Verticals	44.3%	44.3%	34.6%	9.7%	9.7%	24.7%	24.7%	12.0%	12.7%	12.6%
International	15.4%	14.9%	—%	15.4%	14.9%	20.5%	15.9%	—%	20.5%	15.9%
Canada	8.5%	4.8%	—%	8.5%	4.8%	17.6%	9.9%	—%	17.6%	9.9%
Latin America	13.3%	16.7%	—%	13.3%	16.7%	19.3%	20.7%	—%	19.3%	20.7%
United Kingdom	14.1%	12.3%	—%	14.1%	12.3%	18.2%	10.4%	—%	18.2%	10.4%
Africa	15.0%	13.1%	—%	15.0%	13.1%	21.4%	11.1%	—%	21.4%	11.1%
India	33.0%	35.1%	—%	33.0%	35.1%	33.1%	33.0%	—%	33.1%	33.0%
Asia Pacific	5.1%	6.1%	—%	5.1%	6.1%	11.6%	11.8%	—%	11.6%	11.8%
Consumer Interactive	13.8%	13.8%	5.8%	8.0%	8.0%	6.4%	6.4%	1.4%	4.9%	4.9%

Adjusted EBITDA:
Consolidated	14.1%	13.9%	3.2%	10.9%	10.7%	21.3%	20.1%	0.3%	21.1%	19.8%
U.S. Markets	17.5%	17.5%	5.2%	12.4%	12.4%	20.5%	20.5%	0.3%	20.2%	20.2%
International	20.6%	19.7%	—%	20.6%	19.7%	36.5%	31.2%	—%	36.5%	31.2%
Consumer Interactive	14.5%	14.5%	1.2%	13.3%	13.3%	6.3%	6.3%	0.3%	6.0%	6.0%

(1)Constant Currency (“CC”) growth rates assume foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.
(2)Inorganic growth rate represents growth attributable to the first twelve months of activity for recent business acquisitions.
(3)Organic growth rate is the reported growth rate less the inorganic growth rate.
(4)Organic CC growth rate is the CC growth rate less inorganic growth rate.

                                                Exhibit 99.1
SCHEDULE 1
TRANSUNION AND SUBSIDIARIES
Revenue and Adjusted EBITDA growth rates as Reported, CC, Inorganic, Organic and Organic CC
(Unaudited)

	For the Twelve Months Ended December 31, 2020 compared with the Twelve Months Ended December 31, 2019
	Reported	CC Growth(1)	Inorganic(2)	Organic Growth(3)	Organic CC Growth(4)

Revenue:
Consolidated	2.7%	3.6%	0.4%	2.3%	3.2%
U.S. Markets	6.6%	6.6%	0.7%	5.9%	5.9%
Financial Services	10.7%	10.7%	—%	10.7%	10.7%
Emerging Verticals	0.6%	0.6%	1.8%	(1.2)%	(1.2)%
International	(6.5)%	(3.0)%	—%	(6.5)%	(3.0)%
Canada	3.7%	4.7%	—%	3.7%	4.7%
Latin America	(17.0)%	(5.6)%	—%	(17.0)%	(5.6)%
United Kingdom	(1.9)%	(2.6)%	—%	(1.9)%	(2.6)%
Africa	(20.0)%	(9.9)%	—%	(20.0)%	(9.9)%
India	(7.5)%	(3.0)%	—%	(7.5)%	(3.0)%
Asia Pacific	(5.0)%	(6.5)%	—%	(5.0)%	(6.5)%
Consumer Interactive	3.1%	3.1%	—%	3.1%	3.1%

Adjusted Revenue:
Consolidated	2.5%	3.4%	0.4%	2.1%	3.0%
U.S. Markets	6.6%	6.6%	0.7%	5.9%	5.9%
Financial Services	10.7%	10.7%	—%	10.7%	10.7%
Emerging Verticals	0.6%	0.6%	1.8%	(1.2)%	(1.2)%
International	(7.4)%	(3.9)%	—%	(7.4)%	(3.9)%
Canada	3.7%	4.7%	—%	3.7%	4.7%
Latin America	(17.0)%	(5.6)%	—%	(17.0)%	(5.6)%
United Kingdom	(4.8)%	(5.4)%	—%	(4.8)%	(5.4)%
Africa	(20.0)%	(9.9)%	—%	(20.0)%	(9.9)%
India	(7.5)%	(3.0)%	—%	(7.5)%	(3.0)%
Asia Pacific	(5.0)%	(6.5)%	—%	(5.0)%	(6.5)%
Consumer Interactive	3.1%	3.1%	—%	3.1%	3.1%

Adjusted EBITDA:
Consolidated	(1.3)%	(0.4)%	(0.2)%	(1.1)%	(0.2)%
U.S. Markets	3.5%	3.5%	(0.4)%	3.9%	3.9%
International	(14.8)%	(11.5)%	—%	(14.8)%	(11.5)%
Consumer Interactive	(0.3)%	(0.3)%	—%	(0.3)%	(0.3)%

(1)Constant Currency (“CC”) growth rates assume foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.
(2)Inorganic growth rate represents growth attributable to the first twelve months of activity for recent business acquisitions.
(3)Organic growth rate is the reported growth rate less the inorganic growth rate.
(4)Organic CC growth rate is the CC growth rate less inorganic growth rate.

                                                Exhibit 99.1
SCHEDULE 2
TRANSUNION AND SUBSIDIARIES
Consolidated and Segment Revenue, Adjusted EBITDA, and Adjusted EBITDA Margins (Unaudited)
(dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Revenue:
U.S. Markets gross revenue
Financial Services	$267.5	$237.9	$1,078.9	$939.6
Emerging Verticals	213.0	147.6	712.1	571.1
U.S. Markets gross revenue	$480.5	$385.5	$1,791.0	$1,510.7

International gross revenue
Canada	$32.0	$29.5	$126.9	$108.0
Latin America	26.3	23.3	103.2	86.5
United Kingdom	58.2	51.0	216.5	183.1
Africa	15.4	13.4	59.5	49.0
India	36.7	27.6	133.1	100.0
Asia Pacific	16.5	15.7	62.7	56.2
International gross revenue	$185.1	$160.5	$701.9	$582.7

Consumer Interactive gross revenue	$143.9	$126.4	$545.8	$513.1

Total gross revenue	$809.5	$672.4	$3,038.7	$2,606.5

Intersegment revenue eliminations
U.S. Markets	$(17.8)	$(17.2)	$(70.5)	$(68.9)
International	(1.5)	(1.4)	(5.9)	(5.2)
Consumer Interactive	(0.5)	(0.5)	(2.0)	(1.7)
Total intersegment revenue eliminations	$(19.7)	$(19.0)	$(78.4)	$(75.9)

Total revenue as reported	$789.8	$653.3	$2,960.2	$2,530.6

Adjusted EBITDA:
U.S. Markets	$166.4	$141.7	$715.6	$593.9
International	78.8	65.4	300.1	219.8
Consumer Interactive	70.3	61.4	263.1	247.6
Corporate	(33.2)	(21.0)	(121.9)	(107.6)
Consolidated Adjusted EBITDA	$282.4	$247.4	$1,156.9	$953.6

Adjusted EBITDA margin:(1)
U.S. Markets	34.6%	36.7%	40.0%	39.3%
International	42.6%	40.7%	42.8%	37.7%
Consumer Interactive	48.9%	48.6%	48.2%	48.3%
Consolidated	35.8%	37.9%	39.1%	37.7%

(1)Segment Adjusted EBITDA margins are calculated using segment gross revenue and segment Adjusted EBITDA. Consolidated Adjusted EBITDA margin is calculated using total revenue as reported and consolidated Adjusted EBITDA.

                                                Exhibit 99.1

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Reconciliation of net income attributable to TransUnion to consolidated Adjusted EBITDA:
Net income attributable to TransUnion	$1,017.4	$101.7	$1,387.1	$343.2
Discontinued operations, net of tax	(986.1)	(12.1)	(1,031.7)	(49.8)
Income from continuing operations attributable to TransUnion	$31.3	$89.6	$355.5	$293.4
Net interest expense	34.4	26.0	109.2	120.6
Provision for income taxes	16.3	19.0	130.9	83.7
Depreciation and amortization	103.4	89.8	377.0	346.8
EBITDA	$185.5	$224.5	$972.5	$844.5
Adjustments to EBITDA:
Stock-based compensation(1)	$20.9	$18.2	$70.1	$45.9
Mergers and acquisitions, divestitures and business optimization(2)	23.2	(3.3)	52.6	8.5
Accelerated technology investment(3)	12.6	9.0	42.3	19.3
Net other(4)	40.2	(0.9)	19.4	35.5
Total adjustments to EBITDA	$96.9	$22.9	$184.4	$109.1
Consolidated Adjusted EBITDA	$282.4	$247.4	$1,156.9	$953.6

Net income from continuing operations attributable to TransUnion as a percentage of revenue	4.0%	13.7%	12.0%	11.6%
Consolidated Adjusted EBITDA margin	35.8%	37.9%	39.1%	37.7%

As a result of displaying amounts in millions, rounding differences may exist in the tables above and footnotes below.
(1)Consisted of stock-based compensation and cash-settled stock-based compensation.
(2)For the three months ended December 31, 2021, consisted of the following adjustments: $27.7 million of acquisition expenses; $9.1 million of Neustar integration costs; a ($12.5) million gain on a Cost Method investment resulting from an observable price change for a similar investment of the same issuer; and a ($1.1) million reimbursement for transition services related to divested businesses, net of separation expenses.
For the twelve months ended December 31, 2021, consisted of the following adjustments: $48.1 million of acquisition expenses; $9.1 million of Neustar integration costs; $8.4 million of adjustments to contingent consideration expense from previous acquisitions; a $1.1 million gain reduction to notes receivable that were converted into equity upon acquisition and consolidation of an entity; a ($12.5) million gain on a Cost Method investment resulting from an observable price change for a similar investment of the same issuer; a ($1.1) million reimbursement for transition services related to divested businesses, net of separation expenses; and a ($0.5) million gain on the sale of a Cost Method investment.
For the three months ended December 31, 2020, consisted of the following adjustments: an $(8.1) million remeasurement gain on notes receivable that were converted into equity upon acquisition and consolidation of an entity; $3.4 million of acquisition expenses; and $1.3 million of adjustments to contingent consideration expense from previous acquisitions.
For the twelve months ended December 31, 2020, consisted of the following adjustments: $7.5 million of Callcredit integration costs; $7.0 million of acquisition expenses; a $4.8 million loss on the impairment of a Cost Method investment; $1.7 million of adjustments to contingent consideration expense from previous acquisitions; an $(8.1) million remeasurement gain on notes receivable that were converted into equity upon acquisition and consolidation of an entity; a $(2.5) million gain on a Cost Method investment resulting from an observable price change for a similar investment of the same issuer; a $(1.8) million gain on the disposal of assets of a small business in our United Kingdom region; and a $(0.1) million reimbursement for transition services provided to the buyers of certain of our discontinued operations.
(3)Represents expenses associated with our accelerated technology investment to migrate to the cloud.
(4)For the three months ended December 31, 2021, net other consisted of the following adjustments: $21.6 million for certain legal and regulatory expenses; $17.4 million of deferred loan fees written off as a result of the prepayments on our debt; and a $1.2 million net loss from currency remeasurement of our foreign operations, loan fees and other.
For the twelve months ended December 31, 2021, consisted of the following adjustments: $17.9 million of deferred loan fees written off as a result of the prepayments on our debt; $1.2 million for certain legal and regulatory expenses; a ($3.5) million

                                                Exhibit 99.1
recovery from the Fraud Incident, net of additional administrative expense; and a $3.7 million net loss from currency remeasurement of our foreign operations, loan fees and other.
For the three months ended December 31, 2020, consisted of the following adjustments: a $(1.9) million gain from currency remeasurement of our foreign operations; a $(0.4) million recovery from the Fraud Incident, net of additional administrative expenses; $0.9 million of deferred loan fees written off as a result of the prepayments on our debt; $0.4 million of loan fees; and $0.1 million other.
For the twelve months ended December 31, 2020, consisted of the following adjustments: $34.7 million for certain legal and regulatory expenses; $0.9 million of deferred loan fees written off as a result of the prepayments on our debt; a $(1.5) million recovery from the Fraud Incident, net of additional administrative expense; and $1.4 million net loss from currency remeasurement of our foreign operations, loan fees and other.

                                                Exhibit 99.1
SCHEDULE 3
TRANSUNION AND SUBSIDIARIES
Adjusted Net Income and Adjusted Earnings Per Share (Unaudited)
(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Income from continuing operations attributable to TransUnion	$31.3	$89.6	$355.5	$293.4
Discontinued operations, net of tax	986.1	12.1	1,031.7	49.8
Net income attributable to TransUnion	$1,017.4	$101.7	$1,387.1	$343.2

Weighted-average shares outstanding:
Basic	191.7	190.3	191.4	189.9
Diluted	193.2	192.5	193.0	192.2

Basic earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.16	$0.47	$1.86	$1.54
Discontinued operations, net of tax	5.15	0.06	5.39	0.26
Net Income attributable to TransUnion	$5.31	$0.53	$7.25	$1.81
Diluted earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.16	$0.47	$1.84	$1.53
Discontinued operations, net of tax	5.10	0.06	5.35	0.26
Net Income attributable to TransUnion	$5.27	$0.53	$7.19	$1.79

Reconciliation of net income attributable to TransUnion to Adjusted Net Income:
Net income attributable to TransUnion	$1,017.4	$101.7	$1,387.1	$343.2
Discontinued operations, net of tax	(986.1)	(12.1)	(1,031.7)	(49.8)
Income from continuing operations attributable to TransUnion	31.3	89.6	355.5	293.4
Adjustments before income tax items:
Stock-based compensation(1)	20.9	18.2	70.1	45.9
Mergers and acquisitions, divestitures and business optimization(2)	23.2	(3.3)	52.6	8.5
Accelerated technology investment(3)	12.6	9.0	42.3	19.3
Net other(4)	39.7	(1.4)	17.7	34.1
Amortization of certain intangible assets(5)	54.4	46.5	189.3	181.2
Total adjustments before income tax items	$150.8	$69.0	$372.0	$288.9
Change in provision for income taxes per schedule 4	(25.0)	(19.8)	(62.9)	(68.2)
Adjusted Net Income	$157.1	$138.8	$664.5	$514.1

Weighted-average shares outstanding(6):
Basic	191.7	190.3	191.4	189.9
Diluted	193.2	192.5	193.0	192.2

Adjusted Earnings per Share:
Basic	$0.82	$0.73	$3.47	$2.71
Diluted	$0.81	$0.72	$3.44	$2.67

Anti-dilutive weighted stock-based awards outstanding	—	—	—	—

As a result of displaying amounts in millions, rounding differences may exist in the table above and footnotes below.
(1)Consisted of stock-based compensation and cash-settled stock-based compensation.
(2)For the three months ended December 31, 2021, consisted of the following adjustments: $27.7 million of acquisition expenses; $9.1 million of Neustar integration costs; a ($12.5) million gain on a Cost Method investment resulting from

                                                Exhibit 99.1
an observable price change for a similar investment of the same issuer; and a $1.1 million reimbursement for transition services related to divested businesses, net of separation expenses.
For the twelve months ended December 31, 2021, consisted of the following adjustments: $48.1 million of acquisition expenses; $9.1 million of Neustar integration costs; $8.4 million of adjustments to contingent consideration expense from previous acquisitions; a $1.1 million gain reduction to notes receivable that were converted into equity upon acquisition and consolidation of an entity; a ($12.5) million gain on a Cost Method investment resulting from an observable price change for a similar investment of the same issuer; a $1.1 million reimbursement for transition services related to divested businesses, net of separation expenses; and a ($0.5) million gain on the sale of a Cost Method investment.
For the three months ended December 31, 2020, consisted of the following adjustments: an ($8.1) million remeasurement gain on notes receivable that were converted into equity upon acquisition and consolidation of an entity; $3.4 million of acquisition expenses; and $1.3 million of adjustments to contingent consideration expense from previous acquisitions.
For the twelve months ended December 31, 2020, consisted of the following adjustments: $7.5 million of Callcredit integration costs; $7.0 million of acquisition expenses; a $4.8 million loss on the impairment of a Cost Method investment; $1.7 million of adjustments to contingent consideration expense from previous acquisitions; an $(8.1) million remeasurement gain on notes receivable that were converted into equity upon acquisition and consolidation of an entity; a $(2.5) million gain on a Cost Method investment resulting from an observable price change for a similar investment of the same issuer; a $(1.8) million gain on the disposal of assets of a small business in our United Kingdom region; and a $(0.1) million reimbursement for transition services provided to the buyers of certain of our discontinued operations.
(3)Represents expenses associated with our accelerated technology investment to migrate to the cloud.
(4)For the three months ended December 31, 2021, consisted of the following adjustments: $21.6 million for certain legal and regulatory expenses; $17.4 million of deferred loan fees written off as a result of the prepayments on our debt; and $0.7 million of net other consisting of net losses from currency remeasurement of our foreign operations and other.
For the twelve months ended December 31, 2021, consisted of the following adjustments: $17.9 million of deferred loan fees written off as a result of the prepayments on our debt; $1.2 million for certain legal and regulatory expenses; a ($3.5) million recovery from the Fraud Incident, net of additional administrative expense; and $2.0 million of net other consisting of net losses from currency remeasurement of our foreign operations and other.
For the three months ended December 31, 2020, consisted of the following adjustments: a $(1.9) million gain from currency remeasurement of our foreign operations; a $(0.4) million recovery from the Fraud Incident, net of additional administrative expense; and $0.9 million of deferred loan fees written off as a result of the prepayments on our debt.
For the twelve months ended December 31, 2020, consisted of the following adjustments: $34.7 million for certain legal and regulatory expenses; $0.9 million of deferred loan fees written off as a result of the prepayments on our debt; $0.2 million loss from currency remeasurement of our foreign operations; $0.2 million of fees related to our new swap agreements; a $(1.5) million recovery from the Fraud Incident, net of additional administrative expense; and $(0.4) million reimbursement of fees associated with the refinancing of our Senior Secured Credit Facility.
(5)Consisted of amortization of intangible assets from our 2012 change in control transaction and amortization of intangible assets established in business acquisitions after our 2012 change in control transaction.
(6)As of December 31, 2021 and December 31, 2020, there were 0.1 million and 1.3 million contingently-issuable performance-based stock awards outstanding in each respective period that were excluded from the diluted earnings per share calculation because the contingencies had not been met.

                                                Exhibit 99.1
SCHEDULE 4
TRANSUNION AND SUBSIDIARIES
Effective Tax Rate and Adjusted Effective Tax Rate (Unaudited)
(dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Income from continuing operations before income taxes	$50.7	$111.5	$501.4	$389.5
Total adjustments before income tax items from schedule 3	150.8	69.0	372.0	288.9
Noncontrolling interest portion of Adjusted Net Income adjustments	—	(0.2)	(2.0)	(0.7)
Adjusted income from continuing operations before income taxes	$201.5	$180.3	$871.4	$677.7

Provision for income taxes	$(16.3)	$(19.0)	$(130.9)	$(83.7)
Adjustments for income taxes:
Tax effect of above adjustments(1)	(29.2)	(20.3)	(69.4)	(67.1)
Eliminate impact of excess tax benefits for share compensation(2)	(2.2)	(3.2)	(10.8)	(25.3)
Other(3)	6.5	3.6	17.3	24.2
Total adjustments for income taxes	$(25.0)	$(19.8)	$(62.9)	$(68.2)
Adjusted provision for income taxes	$(41.2)	$(38.9)	$(193.8)	$(152.0)

Effective tax rate	32.1%	17.1%	26.1%	21.5%
Adjusted Effective Tax Rate	20.5%	21.6%	22.2%	22.4%

As a result of displaying amounts in millions, rounding differences may exist in the table above.
(1)Tax rates used to calculate the tax expense impact are based on the nature of each item.
(2)Eliminates the impact of excess tax benefits for share compensation.
(3)Eliminates impact of state and foreign tax rate changes on deferred taxes, valuation allowances on foreign net operating losses, capital losses and foreign tax credits and other discrete adjustments.

                                                Exhibit 99.1
SCHEDULE 5
TRANSUNION AND SUBSIDIARIES
Segment Depreciation and Amortization (Unaudited)
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

U.S. Markets	$64.0	$52.6	$222.0	$205.8
International	32.7	32.1	132.4	120.6
Consumer Interactive	5.4	3.6	16.8	14.6
Corporate	1.4	1.5	5.7	5.7
Total depreciation and amortization	$103.4	$89.8	$377.0	$346.8

As a result of displaying amounts in millions, rounding differences may exist in the table above.

                                                Exhibit 99.1
SCHEDULE 6
TRANSUNION AND SUBSIDIARIES
Reconciliation of Non-GAAP Quarterly and Full Year Financial Information
Excluding the Impact of Discontinued Operations (Unaudited)
(in millions, except per share data)

	Three months ended				Twelve months ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021

Net income attributable to TransUnion	$127.9	$127.6	$114.2	$1,017.4	$1,387.1
Discontinued operations, net of tax	(13.3)	(10.8)	(21.5)	(986.1)	(1,031.7)
Income from continuing operations attributable to TransUnion	$114.6	$116.8	$92.7	$31.3	$355.5
Net interest expense	25.1	24.7	24.9	34.4	109.2
Provision for income taxes	23.7	58.6	32.3	16.3	130.9
Depreciation and amortization	89.4	93.2	90.9	103.4	377.0
EBITDA	$252.9	$293.4	$240.8	$185.5	$972.5
Adjusted EBITDA:
Stock-based compensation (1)	15.4	17.1	16.7	20.9	70.1
Mergers and acquisitions, divestitures and business optimization (2)	1.8	8.8	18.8	23.2	52.6
Accelerated technology investment (3)	7.3	9.8	12.6	12.6	42.3
Net other (4)	0.1	(33.8)	12.8	40.2	19.4
Total adjustments to EBITDA	$24.6	$1.9	$60.9	$96.9	$184.4
Consolidated Adjusted EBITDA	$277.5	$295.3	$301.7	$282.4	$1,156.9

Adjusted Net Income:
Net income attributable to TransUnion	$127.9	$127.6	$114.2	$1,017.4	$1,387.1
Discontinued operations, net of tax	(13.3)	(10.8)	(21.5)	(986.1)	(1,031.7)
Income from continuing operations attributable to TransUnion	$114.6	$116.8	$92.7	$31.3	$355.5
Adjustments before income tax items:
Stock-based compensation (1)	15.4	17.1	16.7	20.9	70.1
Mergers and acquisitions, divestitures and business optimization (2)	1.8	8.8	18.8	23.2	52.6
Accelerated technology investment (3)	7.3	9.8	12.6	12.6	42.3
Net other (4)	(0.2)	(34.2)	12.4	39.7	17.7
Amortization of certain intangible assets (5)	45.3	45.0	44.7	54.4	189.3
Total adjustments before income tax items	$69.6	$46.4	$105.2	$150.8	$372.0
Change in provision for income taxes	(23.7)	7.2	(21.4)	(25.0)	(62.9)
Consolidated Adjusted Net Income	$160.5	$170.4	$176.5	$157.1	$664.5

As a result of displaying amounts in millions, rounding differences may exist in the tables above.

                                                Exhibit 99.1
SCHEDULE 6
TRANSUNION AND SUBSIDIARIES
Reconciliation of Non-GAAP Quarterly and Full Year Financial Information
Excluding the Impact of Discontinued Operations (Unaudited)
(in millions, except per share data)

	Three months ended				Twelve months ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021

Weighted-average shares outstanding:
Basic	190.9	191.4	191.6	191.7	191.4
Diluted	192.5	192.8	193.1	193.2	193.0

Income from continuing operations attributable to TransUnion	$114.6	$116.8	$92.7	$31.3	$355.5
Discontinued operations, net of tax	13.3	10.8	21.5	986.1	1,031.7
Net income attributable to TransUnion	$127.9	$127.6	$114.2	$1,017.4	$1,387.1

Basic earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.60	$0.61	$0.48	$0.16	$1.86
Discontinued operations, net of tax	$0.07	$0.06	$0.11	$5.15	$5.39
Net income attributable to TransUnion	$0.67	$0.67	$0.60	$5.31	$7.25

Diluted earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.60	$0.61	$0.48	$0.16	$1.84
Discontinued operations, net of tax	$0.07	$0.06	$0.11	$5.10	$5.35
Net income attributable to TransUnion	$0.66	$0.66	$0.59	$5.27	$7.19

Adjusted Net Income	$160.5	$170.4	$176.5	$157.1	$664.5

Adjusted Earnings per Share:
Basic	$0.84	$0.89	$0.92	$0.82	$3.47
Diluted	$0.83	$0.88	$0.91	$0.81	$3.44

As a result of displaying amounts in millions, rounding differences may exist in the tables above.
(1)Consists of stock-based compensation and cash-settled stock-based compensation.
(2)Consists of costs incurred for various acquisition, divestiture, integration and business optimization efforts; gains and losses on our Cost Method investments resulting from observable prices changes; adjustments to contingent consideration expense from previous acquisitions; and reimbursement for transition services related to divested business, net of separation expenses.
(3)Represents expenses associated with our accelerated technology investment to migrate to the cloud.
(4)Consists of the following types of adjustments: adjustments for certain legal and regulatory expenses; recoveries from the Fraud Incident, net of additional administrative expenses; deferred loan fees written off as a result of the prepayments on our debt; gains and losses from currency remeasurement of our foreign operations; loan fees and other.
(5)Consists of amortization of intangible assets from our 2012 change in control transaction and amortization of intangible assets established in business acquisitions after our 2012 change in control transaction.

                                                Exhibit 99.1
SCHEDULE 7
TRANSUNION AND SUBSIDIARIES
Reconciliation of Non-GAAP Guidance (Unaudited)
(in millions, except per share data)

	Three Months Ended March 31, 2022		Twelve Months Ended December 31, 2022
	Low	High	Low	High

Guidance reconciliation of net income attributable to TransUnion to Adjusted EBITDA:
Income from continuing operations attributable to TransUnion	$82	$87	$345	$376
Interest, taxes and depreciation and amortization	196	197	805	813
EBITDA	278	284	1,151	1,189
Stock-based compensation, mergers, acquisitions divestitures and business optimization-related expenses and other adjustments(1)	53	53	235	235
Adjusted EBITDA	$330	$337	$1,386	$1,424

Reconciliation of diluted earnings per share to Adjusted Diluted Earnings per Share:
Diluted earnings per share	$0.42	$0.45	$1.78	$1.94
Adjustments to diluted earnings per share(1)	0.49	0.49	2.06	2.06
Adjusted Diluted Earnings per Share	$0.91	$0.94	$3.84	$4.00

As a result of displaying amounts in millions, rounding differences may exist in the table above.
(1)These adjustments include the same adjustments we make to our Adjusted EBITDA and Adjusted Net Income as discussed in the Non-GAAP Financial Measures section of our Earnings Release.